Exhibit 10.16

                         RESTRICTED STOCK UNIT AGREEMENT

           This RESTRICTED STOCK UNIT AGREEMENT ("Agreement"), dated April 15, 2005, by and between Avatar Holdings Inc., a Delaware corporation (the "Company") and Jonathan Fels (the "Participant").

           1. AWARD. Pursuant to the provisions of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as the same may be amended, restated, modified or supplemented (the "Plan"), the Committee (as defined in the Plan, the "Committee") hereby awards to the Participant, on the date hereof, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an opportunity to receive 25,000 Performance Conditioned Restricted Stock Units ("Units"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. This award is intended to constitute a Performance-Based Award within the meaning of the Plan.

           2. TERMS AND CONDITIONS. The award evidenced by this Agreement is subject to the following terms and conditions:

           (a) Subject to Section 4 hereof, the Participant shall be granted, automatically and without further authorization on the part of the Committee, 25,000 Units upon satisfaction of the following condition (the date on which such condition is satisfied is hereinafter referred to as the "Grant Date"): (i) the closing stock price of the Common Stock on its principal trading market shall have been at least $65.00 per share for twenty (20) trading days out of thirty (30) consecutive trading days or (ii) the Company consummates a transaction which results in the stockholders of the Company receiving cash, securities, or other property (or any combination thereof) having a "value" as determined by the Committee of at least $65.00 per share in either case, during the period beginning on the date immediately following the date hereof and ending on December 31, 2010 (the "Hurdle Price Condition"); provided, however, that, except as provided in Sections 4(c) and 4(d), no Units shall be granted if the Participant's employment with the Company has terminated for any reason on or prior to the time the Hurdle Price Condition is satisfied. For purposes of this Section 2(a), "value" shall mean the amount received by the stockholders of the Company taking into account the net present value of any debt, securities, future payments, contingent rights or other non-cash consideration to be paid to such stockholders.

           (b) The Participant shall not possess any incidents of ownership (including, without limitation, dividend, interest and voting rights) in shares of Common Stock in respect of the Units or the Change in Control Amount, as applicable, until such Units or the Change in Control Amount, as applicable, shall have vested and been distributed to the Participant in the form of shares of Common Stock or, in the case of a Change in Control Amount, a single, lump sum cash payment, in accordance with Sections 3 and 4 hereof.

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           (c) Except as provided in this Section 2(c), the Units and any interest of the Participant therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. Any attempt to transfer Units in contravention of this Section 2(c) is void ab initio. Units shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, with the written consent of the Committee, the Participant shall be permitted to transfer such Units to members of his immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the Units and the transferee of the Units shall be subject to all conditions applicable to the Units (including all of the terms and conditions of this Agreement) prior to transfer.

           (d) Each reference contained in this Agreement to:

                     "Anniversary" shall mean, with respect to any date, the annual recurrence of such date.

                     "Change in Control" shall mean any of the following events:
           (a) a person or entity or group of persons or entities, acting in concert, becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing ninety percent (90%) or more of the combined voting power of the issued and outstanding Common Stock; (b) the Board of Directors of the Company approves any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of the event described in clause (a) above, and such transaction shall have been consummated; or (c) the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business. The date on which a Change in Control is consummated, with respect to clauses (a) and (b), or occurs, with respect to clause
           (c), is herein referred to as the "Change in Control Date."

                     "Change in Control Amount" shall have the meaning set forth in Section 4(e) hereof.

                     "Common Stock" shall mean common stock, par value $1.00 per share, of the Company.

                     "Fair Market Value" shall mean the average of the closing prices of the Common Stock for the fifteen trading days ending with and including the measuring date if the Common Stock is readily tradeable on a national securities exchange, the National Association of Securities Dealers Automated Quotation System or other national market system, provided, however, if such exchange or system is not open for business on any day during such period or the Common Stock was not traded on any day during such period, the Fair Market Value shall be determined as of the most recent fifteen (15) trading days ending with and including the measuring date on which such exchange


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           or system shall have been open for business and the Common Stock was traded, and if the Common Stock is not readily tradable as set forth above, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

           3. VESTING AND CONVERSION OF UNITS. On December 31, 2010, the Units granted to the Participant pursuant to Section 2(a) hereof, if any, shall vest in full and such vested Units shall be converted into an equivalent number of shares of Common Stock that will be immediately distributed to the Participant; provided, however, that subject to the provisions of Section 4 hereof, no Units shall vest or be converted and distributed to the Participant unless the Participant is an employee of the Company on December 31, 2010.

           Upon the distribution of the shares of Common Stock in respect of the Units, the Company shall issue to the Participant or the Participant's personal representative a stock certificate representing such shares of Common Stock, free of any restrictions, subject to Section 8 hereof.

           4. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

           (a) For purposes of this Section 4, the terms Cause, Without Cause, Good Reason, Without Good Reason and Disability shall have the meanings ascribed to such terms in the Participant's amended and restated employment agreement with Avatar Properties Inc., dated as of the date hereof, as amended or restated from time to time; provided, however, if the Participant is no longer employed pursuant to such employment agreement, each such term shall have the meaning ascribed to it in the employment agreement last in effect which contains such defined term.

           (b) If the Participant's employment with the Company is terminated by the Company for Cause or by the Participant Without Good Reason, the Participant shall forfeit all Units granted to the Participant pursuant to Section 2(a) hereof (or, in the event a Change in Control has occurred, the Change in Control Amount), if any, as of the date of termination of employment.

           (c) If the Participant's employment with the Company is terminated by the Company Without Cause, or is terminated by the Participant for Good Reason,
(i)(A) all Units granted to the Participant pursuant to Section 2(a) hereof, if any, shall vest, be converted into shares of Common Stock and be immediately distributed to the Participant, and (B) any additional Units that satisfy the Hurdle Price Condition on or before December 31, 2010, if any, shall vest on the date the Hurdle Price Condition is satisfied, be converted into shares of Common Stock and be immediately distributed to the Participant, or, (ii) in the event a Change in Control has occurred, the Participant shall be entitled to receive the Change in Control Amount, if any, upon the date of termination of employment.


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           (d) If the Participant's employment with the Company is terminated due to the Participant's death or Disability, the number of Units granted to the Participant pursuant to Section 2(a) hereof, if any, which equals the greater of
(i) the product of (x) a fraction the numerator of which is the number of completed whole months elapsed from January 1, 2005 to the date of death or Disability, as the case may be (whichever is sooner), and the denominator of which seventy-two (72) and (y) 25,000 or (ii) 12,500 Units, shall vest, be converted into shares of Common Stock and be immediately distributed to the Participant (or the executor or administrator of the deceased Participant's estate or the person or persons to whom the deceased Participant's rights shall pass by will or the laws of descent or distribution, as applicable), and any portion of the Units then remaining unvested shall be forfeited. If the Participant's employment with the Company is terminated by Participant's death or Disability prior to the Grant Date and the Hurdle Price Condition is satisfied on or before the first Anniversary of Participant's termination for death or Disability, 12,500 Units shall be granted and shall vest, be converted into shares of Common Stock and be immediately distributed to the Participant (or the executor or administrator of the deceased Participant's estate or the person or persons to whom the deceased Participant's rights shall pass by will or the laws of descent or distribution, as applicable), and any portion of the Units then remaining unvested shall be forfeited. Notwithstanding the foregoing, if a Change in Control has occurred prior to such termination for death or Disability, the Participant (or the executor or administrator of the deceased Participant's estate or the person or persons to whom the deceased Participant's rights shall pass by will or the laws of descent or distribution, as applicable) shall be entitled to receive the Change in Control Amount, if any, upon the date of termination of employment.

           (e) In the event of a Change in Control, all Units granted to the Participant pursuant to Section 2(a) hereof, if any, shall be converted into shares of Common Stock immediately prior to the consummation of the Change in Control and, upon consummation of the Change in Control, shall be converted into such amount of cash, securities or other property (or any combination thereof) received by the stockholders of the Company in connection with the Change in Control (the "Change in Control Amount"). The Change in Control Amount shall be distributed to the Participant on or promptly following the Change in Control Date.

           5. DEFERRAL. With the prior written consent of the Committee, and on such terms as the Committee may prescribe (which terms shall be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended), the Participant may elect to defer the receipt of Common Stock upon the vesting of the Units granted to the Participant pursuant to Section 2(a) hereof and for the Company to continue to maintain such Units on its books of account.

           6. EQUITABLE ADJUSTMENT. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, in order to prevent dilution or


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enlargement of the Participant's rights under this Agreement and the Plan, the
Committee may, in an equitable manner, adjust the number and kind of shares that may be issued under this Agreement and make any other appropriate adjustments in the terms of the Units and this Agreement to reflect such changes or distributions.

           7. TAXES. Any distribution of Common Stock pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In connection with any such distribution, the Company may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the Units granted hereunder and any distribution of shares of Common Stock in respect thereof by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates prescribed by statute or regulation.

           8. FORFEITURE OF UNITS AND PROFITS. At the discretion of the Committee, all or any portion of the shares of Common Stock issued to the Participant in respect of Units awarded pursuant to Section 2(a) hereof, if any, and all or any portion of the proceeds received from the sale of such shares of Common Stock (or, in the event of Change in Control, all or any portion of the Change in Control Amount) shall be subject to forfeiture in accordance with the provisions of 15 U.S.C. ss. 7243 (Section 304 of the Sarbanes-Oxley Act of
2002), or any successor statute, as if the Participant were subject to such statute; provided, however, that the provisions of this Section 8 shall no be applicable on or after a Change in Control Date.

           9. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or the NASDAQ Stock Market Inc., and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to the Participant if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or the NASDAQ Stock Market Inc., or the Participant shall not yet have complied fully with the provisions of Section 7 hereof.

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           10. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Participant
hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The Participant acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company's stock transfer agent.

           11. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant's employer to terminate the Participant's employment at any time for any reason or no reason.

           12. CONSTRUCTION. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant.

           13. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in Participant's employment records, or such other address as the Participant may designate in writing to the Company, or (ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, 12th Floor, Coral Gables, Florida 33134, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Participant.

           14. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

           15. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

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           16. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.

           17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

           18. MISCELLANEOUS. This Agreement cannot be modified or terminated orally. This Agreement, the Plan and the letter agreement, dated as of the date hereof, among the Company, Avatar Properties and the Participant, contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

                            (signature page follows)
























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           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                   AVATAR HOLDINGS INC.

                                   By: /s/ Gerald D. Kelfer
                                       --------------------------------------
                                       Name: Gerald D. Kelfer
                                       Title: Chief Executive Officer


                                       /s/ Jonathan Fels
                                       --------------------------------------
                                       Jonathan Fels